Your **Vote** Counts!

PAGERDUTY, INC.

2026 Annual Meeting

Vote by June 17, 2026

11:59 PM ET

PagerDuty

PAGERDUTY, INC.
600 TOWNSEND STREET, SUITE 200
SAN FRANCISCO, CA 94103



You invested in PAGERDUTY, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 18, 2026.**

Get informed before you vote

View the Annual Report and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 04, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 18, 2026
2:00 PM PDT

Meeting live via the Internet - please visit
www.virtualshareholdermeeting.com/PD2026

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect four Class I directors for terms expiring at our 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. **Nominees:** 01 Jennifer Tejada 03 Sarah Franklin 02 Donald Carty 04 William Losch	For
2	To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2027.	For
3	To conduct an advisory, non-binding vote to approve the compensation of our named executive officers.	For

NOTE: To conduct any other business properly brought before the meeting.

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